UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Amy R. Doberman

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 12, 2015, ProShares on behalf of ProShares Trust II issued a press release announcing that on March 20, 2015, the London Gold Fix (the benchmark for the ProShares Gold ETFs) will be renamed the LBMA Gold Price in conjunction with updates to the calculation of the benchmark.

The London Bullion Market Association (the “LBMA”), the company that runs the London Gold Fix, announced on February 19, 2015 that it has selected ICE Benchmark Administration (the “IBA”) to calculate the LBMA Gold Price. The IBA will operate a physically settled, electronic and tradable auction process.

The LBMA Gold Price will continue to be set twice daily at 10:30 a.m. and 3:00 p.m. (London time) in three currencies: USD, EUR and GBP. ProShares Ultra Gold (UGL) and ProShares UltraShort Gold (GLL) are designed to correspond (before fees and expenses) to 2x or -2x the daily performance of gold bullion as measured by the USD 3:00 p.m. price for delivery in London. The change in the way the benchmark is calculated will have no material impact on the management or operation of UGL and GLL.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015

ProShares Trust II

By:	/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer